Exhibit 99

Piper Jaffray Companies Announces
2016 First Quarter Results

MINNEAPOLIS – April 28, 2016 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended March 31, 2016.

Financial Highlights

•	On February 26, 2016, we completed the acquisition of Simmons & Company International, which continues to build on our strategy to grow our advisory business.

•
Adjusted net income(1) was $10.6 million, or $0.70 per diluted common share(1), in the first quarter of 2016, compared to $18.8 million, or $1.14 per diluted common share, in the first quarter of 2015, and $21.1 million, or $1.40 per diluted common share, in the fourth quarter of 2015.

•	Adjusted net revenues(1) were $152.2 million in the first quarter of 2016, compared to $155.7 million and $195.1 million in the first and fourth quarters of 2015, respectively.

•	Adjusted pre-tax operating margin(1) was 10.6% in the first quarter of 2016, compared to 18.9% and 17.2% in the first and fourth quarters of 2015, respectively.

•	Assets under management were $7.5 billion at March 31, 2016, compared to $11.4 billion in the year-ago period and $8.9 billion at the end of the fourth quarter of 2015.

•
Adjusted rolling 12 month return on average common shareholders' equity(2) decreased to 7.2% at March 31, 2016, compared to 8.8% at March 31, 2015. On a GAAP basis our return on average common shareholders' equity decreased to 4.7% at March 31, 2016, compared to 7.8% at March 31, 2015.

•	Book value per share increased 10% from March 31, 2015 to $60.69 a share at March 31, 2016.

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '16	1Q '16
(Amounts in thousands, except per share data)	2016	2015	2015	vs. 4Q '15	vs. 1Q '15
As Adjusted(1)
Net revenues	$152,207	$195,096	$155,739	(22.0)%	(2.3)%
Net income	$10,609	$21,147	$18,819	(49.8)%	(43.6)%
Earnings per diluted common share	$0.70	$1.40	$1.14	(50.0)%	(38.6)%
Pre-tax operating margin	10.6%	17.2%	18.9%

U.S. GAAP
Net revenues	$153,556	$197,364	$161,871	(22.2)%	(5.1)%
Net income	$2,437	$13,273	$16,972	(81.6)%	(85.6)%
Earnings per diluted common share	$0.16	$0.88	$1.03	(81.8)%	(84.5)%
Pre-tax operating margin	2.2%	11.4%	19.3%
For the first quarter of 2016, on a U.S. GAAP basis, net revenues were $153.6 million, and net income was $2.4 million, or $0.16 per diluted common share.
_____________

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
(2)    A non-GAAP measure. See the "Additional Shareholder Information" section for an explanation of the calculation of this non-GAAP measure. We believe that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

" Our Advisory business got off to an exceptional start this year" said Andrew Duff, chairman and CEO of Piper Jaffray.  "The strength in Advisory was in contrast to the challenging markets confronted by the industry in the first quarter."

First Quarter Results – Non-GAAP Basis
Throughout the Adjusted Consolidated Results and Business Segment Results sections of this press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Results
For the first quarter of 2016, adjusted net revenues were $152.2 million, down 2% compared to $155.7 million in the first quarter of 2015, as higher advisory services revenues were more than offset by declines in equity financing revenues, asset management revenues and investment gains. Adjusted net revenues decreased 22% compared to $195.1 million in the fourth quarter of 2015 due primarily to lower investment banking revenues, as well as lower fixed income institutional brokerage revenues.

For the first quarter of 2016, adjusted compensation and benefits expenses were $101.1 million, up 7% compared to the first quarter of 2015. The increase was due to incremental compensation expenses associated with the significant hiring in 2015 to expand our financial institutions group and our acquisitions of Simmons & Company International ("Simmons"), BMO Capital Markets GKST Inc. ("BMO GKST"), and River Branch Holdings LLC ("River Branch"), which closed on February 26, 2016, October 9, 2015, and September 30, 2015, respectively. Adjusted compensation and benefits expenses decreased 19% compared to the fourth quarter of 2015 due to lower revenues.

For the first quarter of 2016, adjusted compensation and benefits expenses were 66.4% of adjusted net revenues, compared to 60.7% and 64.0% for the first and fourth quarters of 2015, respectively. The adjusted compensation ratio increased compared to both periods due to a change in our mix of business. Also, the compensation ratio was higher compared to the year-ago period due to compensation expenses associated with the expansion of our financial institutions group.

Adjusted non-compensation expenses were $35.0 million for the first quarter of 2016, up 11% compared to the year-ago period due to the incremental costs associated with the acquisitions of Simmons, BMO GKST and River Branch. Adjusted non-compensation expenses were down 5% compared to the sequential quarter due primarily to lower travel expenses resulting from decreased business activity.

On an adjusted basis, our effective tax rate was 34.0% for the first quarter of 2016, compared to 36.2% and 36.9% for the first and fourth quarters of 2015, respectively.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments.

Capital Markets
For the quarter ended March 31, 2016, Capital Markets generated adjusted pre-tax operating income of $14.0 million, compared to $22.4 million and $31.0 million in the first and fourth quarters of 2015, respectively.

Adjusted net revenues were $140.3 million, up 3% compared to the year-ago period and down 23% from the fourth quarter of 2015.

•
Equity financing revenues of $6.6 million decreased 82% and 67% compared to the year-ago period and the sequential quarter, respectively. Revenues decreased compared to both periods due to fewer completed transactions and lower revenue per transaction.

•	Debt financing revenues were $16.0 million, down 24% and 28% compared to the first quarter and fourth quarters of 2015, respectively, due to fewer completed transactions.

•
Advisory services revenues from mergers and acquisitions and private placement transactions were $81.6 million, up 168% compared to the first quarter of 2015 due to more completed transactions and higher revenue per transaction. Revenues decreased 7% compared to the fourth quarter of 2015 due to lower revenue per transaction.

•	Equity institutional brokerage revenues of $19.7 million increased 4% and 2% compared to the year-ago period and the fourth quarter of 2015, respectively.

•	Adjusted fixed income institutional brokerage revenues were $17.1 million, down 20% and 49% compared to the first and fourth quarters of 2015, respectively, due to lower trading gains.

•
Management and performance fees earned from managing our alternative asset management funds were $1.0 million, compared to $1.4 million and $0.7 million in the year-ago period and the sequential quarter, respectively.

•
Adjusted investment income, which includes realized and unrealized gains and losses on investments in our merchant banking fund and firm investments, was $0.7 million for the quarter, compared to $8.6 million and $0.8 million in the year-ago period and sequential quarter, respectively. In the first quarter of 2015, we recorded higher gains on these investments.

•
Long-term financing expenses, which primarily represent interest paid on the firm's senior notes, were $2.3 million, compared to $1.6 million and $2.7 million in the year-ago period and sequential quarter, respectively. The increase compared to the first quarter of 2015 was due to a higher amount of outstanding principal on the senior notes.

•
Adjusted operating expenses for the first quarter of 2016 were $126.3 million, up 11% compared to the first quarter of 2015 due to higher compensation and non-compensation expenses as a result of business expansion. Adjusted operating expenses were down 16% compared to the fourth quarter of 2015. The decrease primarily resulted from lower compensation expenses due to a decline in operating results.

•
Adjusted segment pre-tax operating margin was 10.0% compared to 16.5% in the year-ago period and 17.1% in the fourth quarter of 2015. Adjusted pre-tax operating margin was lower compared to the first quarter of 2015 due to higher compensation and non-compensation expenses, and lower compared to the sequential quarter primarily due to lower net revenues.

Asset Management
For the quarter ended March 31, 2016, Asset Management generated adjusted pre-tax operating income of $2.0 million, compared to $7.1 million and $2.5 million in the first and fourth quarters of 2015, respectively.

Net revenues were $11.9 million, down 40% and 15% compared to the first and fourth quarters of 2015, respectively.

•
Management and performance fees of $12.9 million decreased 33% and 17% compared to the year-ago period and the sequential quarter of 2015, respectively. Revenues decreased compared to both periods due to lower management fees from decreased assets under management (AUM) driven by market depreciation and net client outflows.

•
Investment income/(loss) on firm capital invested in our strategies was a loss of $1.0 million for the current quarter, compared with income of $0.6 million in the first quarter of 2015 and a loss of $1.5 million in the fourth quarter of 2015.

•
Adjusted operating expenses for the current quarter were $9.9 million, down 22% and 15% compared to the year-ago period and the fourth quarter of 2015, respectively, due to lower compensation and non-compensation expenses.

•
Adjusted segment pre-tax operating margin was 17.2%, compared to 35.8% in the first quarter of 2015 and 17.7% in the fourth quarter of 2015. Excluding investment income/losses on firm capital invested in our strategies, adjusted segment pre-tax operating margin related to our core asset management operations was 23.4% in the first quarter of 2016, compared to 33.8% in the year-ago period and 25.8% in the sequential quarter. Adjusted segment pre-tax operating margin excluding investment income/losses declined relative to both periods primarily due to lower management fees.

•
AUM was $7.5 billion at the end of the first quarter of 2016, compared to $11.4 billion in the year-ago period and $8.9 billion at the end of the fourth quarter of 2015. The decreases in AUM have been driven by market depreciation, primarily from our MLP product offerings, and net client outflows in our value equity product offerings.

Other Matters
On February 26, 2016, we completed our previously announced acquisition of Simmons, a Texas-based employee-owned investment bank and broker dealer focused on the energy industry. The acquisition supports our strategy to expand our investment banking business into the energy sector and grow our advisory business.

In the first quarter of 2016, we incurred $6.8 million of restructuring and integration charges. These charges principally resulted from severance benefits, contract termination fees and transaction costs related to our acquisition of Simmons.

In the first quarter of 2016, we granted $35.1 million, or 844,000 shares, of restricted stock to our employees as part of their 2015 earned compensation at a weighted average grant date fair value of $41.58 per share.

We issued approximately 1.2 million shares of restricted stock valued at $49.3 million as equity consideration for Simmons. Nearly all of these shares cliff vest after three years, and the employees must fulfill service requirements in exchange for the rights to the shares.

During the first quarter of 2016, we repurchased $19.5 million, or 521,000 shares of our common stock, at an average price of $37.32 per share.

Additional Shareholder Information

	For the Quarter Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015
Full time employees	1,283	1,152	1,030
Equity financings
# of transactions	7	12	35
Capital raised	$1.2 billion	$1.9 billion	$6.5 billion
Municipal negotiated issuances
# of transactions	103	180	142
Par value	$2.6 billion	$2.6 billion	$3.7 billion
Advisory transactions
# of transactions	36	25	16
Aggregate deal value	$5.9 billion	$10.0 billion	$1.8 billion
Asset Management
AUM	$7.5 billion	$8.9 billion	$11.4 billion
Common shareholders’ equity	$805.2 million	$783.7 million	$831.0 million
Number of common shares outstanding (in thousands)	13,268	13,311	15,000
Rolling 12 month return on average common shareholders’ equity *	4.7%	6.4%	7.8%
Adjusted rolling 12 month return on average common shareholders’ equity †	7.2%	8.1%	8.8%
Book value per share	$60.69	$58.87	$55.40
Tangible book value per share ‡	$35.69	$40.20	$39.35

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted Rolling 12 month return on average common shareholders' equity is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015
Common shareholders’ equity	$805,180	$783,659	$830,951
Deduct: goodwill and identifiable intangible assets	331,707	248,506	240,763

Tangible common shareholders’ equity	$473,473	$535,153	$590,188

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thur., Apr. 28 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Apr. 28 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #85616338. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Apr. 28 at the same Web address or by calling (855)859-2056 and referencing reservation #85616338.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory, capital markets and public finance transactions (including our performance in specific sectors and the outlook for future quarters), anticipated financial results generally (including expectations regarding our noncompensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), financial results for our asset management segment (including our performance in specific sectors, e.g. energy-based MLPs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including growth in public finance, asset management, and corporate advisory), the expected benefits of our expansion into the financial institutions and energy sectors, including the expected benefits of the integration of Simmons and Company International, River Branch Holdings LLC, and BMO Capital Markets GKST Inc. or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from equity and debt financings and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
we may not be able to effectively integrate any business or groups of employees we acquire or hire, and the expected benefits (e.g. cost and revenue synergies) of any acquisitions or strategic hires, including that of Simmons and Company International, River Branch Holdings LLC and BMO Capital Markets GKST Inc., may take longer than anticipated to achieve and may not be achieved in their entirety or at all;

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2015, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2016 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '16	1Q '16
(Amounts in thousands, except per share data)	2016	2015	2015	vs. 4Q '15	vs. 1Q '15
Revenues:
Investment banking	$103,938	$129,332	$87,077	(19.6)%	19.4%
Institutional brokerage	32,049	48,010	36,036	(33.2)	(11.1)
Asset management	13,848	16,287	20,522	(15.0)	(32.5)
Interest	8,829	8,802	12,205	0.3	(27.7)
Investment income	937	613	12,591	52.9	(92.6)
Total revenues	159,601	203,044	168,431	(21.4)	(5.2)

Interest expense	6,045	5,680	6,560	6.4	(7.9)

Net revenues	153,556	197,364	161,871	(22.2)	(5.1)

Non-interest expenses:
Compensation and benefits	104,436	126,190	95,857	(17.2)	8.9
Outside services	8,451	9,833	8,184	(14.1)	3.3
Occupancy and equipment	7,718	7,510	6,783	2.8	13.8
Communications	7,330	6,112	6,328	19.9	15.8
Marketing and business development	7,004	8,804	6,982	(20.4)	0.3
Trade execution and clearance	1,762	1,838	1,997	(4.1)	(11.8)
Restructuring and integration costs	6,773	9,156	—	(26.0)	N/M
Intangible asset amortization expense	3,296	2,343	1,773	40.7	85.9
Other operating expenses	3,344	3,094	2,675	8.1	25.0
Total non-interest expenses	150,114	174,880	130,579	(14.2)	15.0

Income before income tax expense	3,442	22,484	31,292	(84.7)	(89.0)

Income tax expense	256	7,336	9,490	(96.5)	(97.3)

Net income	3,186	15,148	21,802	(79.0)	(85.4)

Net income applicable to noncontrolling interests	749	1,875	4,830	(60.1)	(84.5)

Net income applicable to Piper Jaffray Companies (a)	$2,437	$13,273	$16,972	(81.6)%	(85.6)%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$2,124	$12,147	$15,810	(82.5)%	(86.6)%

Earnings per common share
Basic	$0.16	$0.88	$1.03	(81.8)%	(84.5)%
Diluted	$0.16	$0.88	$1.03	(81.8)%	(84.5)%

Weighted average number of common shares outstanding
Basic	13,160	13,775	15,294	(4.5)%	(14.0)%
Diluted	13,172	13,782	15,332	(4.4)%	(14.1)%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '16	1Q '16
(Dollars in thousands)	2016	2015	2015	vs. 4Q '15	vs. 1Q '15
Capital Markets
Investment banking
Financing
Equities	$6,566	$19,847	$36,007	(66.9)%	(81.8)%
Debt	15,972	22,113	20,988	(27.8)	(23.9)
Advisory services	81,629	87,510	30,498	(6.7)	167.7
Total investment banking	104,167	129,470	87,493	(19.5)	19.1

Institutional sales and trading
Equities	19,669	19,246	18,905	2.2	4.0
Fixed income	17,054	34,347	21,217	(50.3)	(19.6)
Total institutional sales and trading	36,723	53,593	40,122	(31.5)	(8.5)

Management and performance fees	965	716	1,407	34.8	(31.4)

Investment income	2,086	2,274	14,705	(8.3)	(85.8)

Long-term financing expenses	(2,292)	(2,713)	(1,560)	(15.5)	46.9

Net revenues	141,649	183,340	142,167	(22.7)	(0.4)

Operating expenses	138,855	161,823	116,203	(14.2)	19.5

Segment pre-tax operating income	$2,794	$21,517	$25,964	(87.0)%	(89.2)%

Segment pre-tax operating margin	2.0%	11.7%	18.3%

Asset Management
Management and performance fees
Management fees	$12,883	$15,571	$19,107	(17.3)%	(32.6)%
Performance fees	—	—	8	—	(100.0)
Total management and performance fees	12,883	15,571	19,115	(17.3)	(32.6)

Investment income/(loss)	(976)	(1,547)	589	(36.9)	N/M

Net revenues	11,907	14,024	19,704	(15.1)	(39.6)

Operating expenses	11,259	13,057	14,376	(13.8)	(21.7)

Segment pre-tax operating income	$648	$967	$5,328	(33.0)%	(87.8)%

Segment pre-tax operating margin	5.4%	6.9%	27.0%

Total
Net revenues	$153,556	$197,364	$161,871	(22.2)%	(5.1)%

Operating expenses	150,114	174,880	130,579	(14.2)	15.0

Pre-tax operating income	$3,442	$22,484	$31,292	(84.7)%	(89.0)%

Pre-tax operating margin	2.2%	11.4%	19.3%
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '16	1Q '16
(Amounts in thousands, except per share data)	2016	2015	2015	vs. 4Q '15	vs. 1Q '15
Revenues:
Investment banking	$103,938	$129,332	$87,077	(19.6)%	19.4%
Institutional brokerage	32,336	47,350	36,036	(31.7)	(10.3)
Asset management	13,848	16,287	20,522	(15.0)	(32.5)
Interest	8,362	8,564	9,245	(2.4)	(9.6)
Investment income/(loss)	(412)	(839)	8,452	(50.9)	N/M
Total revenues	158,072	200,694	161,332	(21.2)	(2.0)

Interest expense	5,865	5,598	5,593	4.8	4.9

Adjusted net revenues (2)	$152,207	$195,096	$155,739	(22.0)%	(2.3)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$101,130	$124,802	$94,606	(19.0)%	6.9%
Ratio of adjusted compensation and benefits to adjusted net revenues	66.4%	64.0%	60.7%

Adjusted non-compensation expenses (4)	$35,009	$36,798	$31,647	(4.9)%	10.6%
Ratio of adjusted non-compensation expenses to adjusted net revenues	23.0%	18.9%	20.3%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$16,068	$33,496	$29,486	(52.0)%	(45.5)%
Adjusted operating margin (6)	10.6%	17.2%	18.9%

Adjusted income tax expense (7)	5,459	12,349	10,667	(55.8)	(48.8)

Adjusted net income (8)	$10,609	$21,147	$18,819	(49.8)%	(43.6)%
Effective tax rate (9)	34.0%	36.9%	36.2%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$9,247	$19,354	$17,531	(52.2)%	(47.3)%

Adjusted earnings per diluted common share	$0.70	$1.40	$1.14	(50.0)%	(38.6)%

Weighted average number of common shares outstanding
Diluted	13,172	13,782	15,332	(4.4)%	(14.1)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '16	1Q '16
(Dollars in thousands)	2016	2015	2015	vs. 4Q '15	vs. 1Q '15
Capital Markets
Investment banking
Financing
Equities	$6,566	$19,847	$36,007	(66.9)%	(81.8)%
Debt	15,972	22,113	20,988	(27.8)	(23.9)
Advisory services	81,629	87,510	30,498	(6.7)	167.7
Total investment banking	104,167	129,470	87,493	(19.5)	19.1

Institutional sales and trading
Equities	19,669	19,246	18,905	2.2	4.0
Fixed income	17,054	33,531	21,217	(49.1)	(19.6)
Total institutional sales and trading	36,723	52,777	40,122	(30.4)	(8.5)

Management and performance fees	965	716	1,407	34.8	(31.4)

Investment income	737	822	8,573	(10.3)	(91.4)

Long-term financing expenses	(2,292)	(2,713)	(1,560)	(15.5)	46.9

Adjusted net revenues (2)	140,300	181,072	136,035	(22.5)	3.1

Adjusted operating expenses (12)	126,276	150,053	113,601	(15.8)	11.2

Adjusted segment pre-tax operating income (5)	$14,024	$31,019	$22,434	(54.8)%	(37.5)%

Adjusted segment pre-tax operating margin (6)	10.0%	17.1%	16.5%

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	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '16	1Q '16
(Dollars in thousands)	2016	2015	2015	vs. 4Q '15	vs. 1Q '15
Asset Management
Management and performance fees
Management fees	$12,883	$15,571	$19,107	(17.3)%	(32.6)%
Performance fees	—	—	8	—	(100.0)
Total management and performance fees	12,883	15,571	19,115	(17.3)	(32.6)

Investment income/(loss)	(976)	(1,547)	589	(36.9)	N/M

Net revenues	11,907	14,024	19,704	(15.1)	(39.6)

Adjusted operating expenses (13)	9,863	11,547	12,652	(14.6)	(22.0)

Adjusted segment pre-tax operating income (13)	$2,044	$2,477	$7,052	(17.5)%	(71.0)%

Adjusted segment pre-tax operating margin (6)	17.2%	17.7%	35.8%

Adjusted segment pre-tax operating margin excluding investment income/(loss) *	23.4%	25.8%	33.8%

Total
Adjusted net revenues (2)	$152,207	$195,096	$155,739	(22.0)%	(2.3)%

Adjusted operating expenses (12)	136,139	161,600	126,253	(15.8)	7.8

Adjusted pre-tax operating income (5)	$16,068	$33,496	$29,486	(52.0)%	(45.5)%

Adjusted pre-tax operating margin (6)	10.6%	17.2%	18.9%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss) provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.
N/M — Not meaningful

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2016	2015	2015
Net revenues:
Net revenues – U.S. GAAP basis	$153,556	$197,364	$161,871
Adjustments:
Revenue related to noncontrolling interests (11)	(1,349)	(2,268)	(6,132)
Adjusted net revenues	$152,207	$195,096	$155,739

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$104,436	$126,190	$95,857
Adjustments:
Compensation from acquisition-related agreements	(3,306)	(1,388)	(1,251)
Adjusted compensation and benefits	$101,130	$124,802	$94,606

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$45,678	$48,690	$34,722
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(600)	(393)	(1,302)
Restructuring and integration costs	(6,773)	(9,156)	—
Amortization of intangible assets related to acquisitions	(3,296)	(2,343)	(1,773)
Adjusted non-compensation expenses	$35,009	$36,798	$31,647

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$3,442	$22,484	$31,292
Adjustments:
Revenue related to noncontrolling interests (11)	(1,349)	(2,268)	(6,132)
Expenses related to noncontrolling interests (11)	600	393	1,302
Compensation from acquisition-related agreements	3,306	1,388	1,251
Restructuring and integration costs	6,773	9,156	—
Amortization of intangible assets related to acquisitions	3,296	2,343	1,773
Adjusted income before adjusted income tax expense	$16,068	$33,496	$29,486

Income tax expense:
Income tax expense – U.S. GAAP basis	$256	$7,336	$9,490
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,286	540	487
Restructuring and integration costs	2,635	3,562	—
Amortization of intangible assets related to acquisitions	1,282	911	690
Adjusted income tax expense	$5,459	$12,349	$10,667

Net income applicable to Piper Jaffray Companies:
Net income applicable to Piper Jaffray Companies – U.S. GAAP basis	$2,437	$13,273	$16,972
Adjustments:
Compensation from acquisition-related agreements	2,020	848	764
Restructuring and integration costs	4,138	5,594	—
Amortization of intangible assets related to acquisitions	2,014	1,432	1,083
Adjusted net income	$10,609	$21,147	$18,819

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	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2016	2015	2015
Net income applicable to Piper Jaffray Companies' common shareholders:
Net income applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$2,124	$12,147	$15,810
Adjustments:
Compensation from acquisition-related agreements	1,761	776	712
Restructuring and integration costs	3,607	5,120	—
Amortization of intangible assets related to acquisitions	1,755	1,311	1,009
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$9,247	$19,354	$17,531

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.16	$0.88	$1.03
Adjustments:
Compensation from acquisition-related agreements	0.13	0.06	0.05
Restructuring and integration costs	0.27	0.37	—
Amortization of intangible assets related to acquisitions	0.13	0.10	0.07
Adjusted earnings per diluted common share	$0.70	$1.40	$1.14
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.